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                              CONSULTING AGREEMENT
                              --------------------

         THIS AGREEMENT, dated April 30, 1996, is entered into between KRUG INTERNATIONAL CORP., an Ohio corporation (the "Corporation"), and MAURICE F. KRUG (the "Consultant"), under the following circumstances:

                 A. The Corporation and Consultant are parties to the Amended Founder's Agreement ("Founder's Agreement"), dated February 14, 1994, pursuant to which, if Consultant ceases to be employed by the Corporation after a Change in Control of the Corporation as defined in the Founder's Agreement, Consultant is to be paid $320,000 per year for three years plus a pension of approximately $75,000 per year for life;

                 B. Simultaneously with the execution of this Agreement, Consultant and members of his family are selling substantially all of the common shares of the Corporation owned by them which will constitute a Change in Control for purposes of the Founder's Agreement; and

                 C. Consultant is willing to give up his rights under the Founder's Agreement and to act as a consultant to the Corporation upon the terms and conditions stated herein.

         NOW, THEREFORE, IN CONSIDERATION OF THE RESPECTIVE COVENANTS OF THE PARTIES CONTAINED HEREIN, THE PARTIES HERETO AGREE AS FOLLOWS:

         SECTION 1. TERMINATION OF FOUNDER'S AGREEMENT. The Founder's Agreement is hereby terminated with respect to all rights, duties and obligations set forth therein, effective at twelve o'clock noon on Friday, May 17, 1996.
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         SECTION 2.  TERM OF CONSULTING AGREEMENT.  This Agreement shall commence at twelve o'clock noon on Friday, May 17, 1996 and shall continue in force until the expiration of seven (7) years from said date of commencement.

         SECTION 3. DUTIES. Consultant shall perform such duties and render such services to the Corporation as Consultant and the Corporation shall mutually determine from time to time.

         SECTION 4. COMPENSATION. The Corporation shall pay Consultant for his services a total of Seven Hundred Thousand Dollars ($700,000) as follows:

                 (1)      $300,000 during the first year;
                 (2)      $200,000 during the second year;
                 (3)      $100,000 during the third year; and
                 (4)      $25,000 during each of the last four years.

Each yearly payment shall be payable in approximately equal installments in accordance with the normal pay schedule the Corporation maintains for its officers and subject to such withholding as required by applicable Federal and State laws and regulations. Should Consultant die during the term of this Agreement the Corporation shall continue to make the payments called for in this Section 4 to the persons or entities that the Consultant shall have last designated in writing to the Corporation or if the Consultant shall fail to designate a person or entity or if the person or entity so designated shall not be in existence at the time of any payment pursuant to this Section 4, then to Consultant's estate.

         SECTION 5.  OTHER BENEFITS.





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         During the term of this Agreement the Corporation shall continue to provide to Consultant at its expense the following benefits to the same extent or substantially to the same extent that it presently provides them: (1) medical and drug insurance and (2) group life insurance ($325,000).

         SECTION 6. EXPENSE REIMBURSEMENT. Consultant shall be entitled to reimbursement from the Corporation for reasonable "out-of-pocket" expenses incurred with the prior approval of the Corporation in the performance of his duties hereunder in accordance with the Corporation's expense reimbursement policy.

         SECTION 7. RELATIONSHIP OF PARTIES. It is understood by the parties that Consultant is an independent contractor with respect to the Corporation and not an employee of the Corporation. The Corporation will provide no fringe benefits, other than those called for in Section 5, for the benefit of Consultant.

         SECTION 8. NON-DISCLOSURE. Without the Corporation's prior express written consent, Consultant will not, whether during or after expiration of this Agreement, in any manner whatsoever, except as necessary to fulfill any obligation to the Corporation as a consultant, (i) furnish, disclose or make accessible to any person or entity, (ii) assist any person or entity in obtaining or learning, or (iii) use, any confidential or proprietary information which is owned or held by the Corporation in any form.

         After termination of this Agreement, Consultant shall surrender any such tangible confidential information, including all copies thereof, to the Corporation immediately upon the Corporation's written request. Consultant shall continue to adhere to all of his obligations hereunder after any such return of any tangible confidential information, and shall not thereafter make use of any such confidential information for any purpose until such





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information ceases to be confidential or becomes part of the public domain through no fault of Consultant.

         SECTION 9. NON-COMPETITION. Because of Consultant's prior relationship with the Corporation and his knowledge of its operations and assets, and to induce the Corporation to enter into this Agreement, Consultant agrees that during the term of this Agreement, he shall not directly or indirectly, as a principal or solely or jointly with others as a director, officer, agent, employee, consultant or partner, stockholder or limited partner owning more than four percent (4%) of the stock of or equity interest in, or securities exercisable for or convertible into more than four percent (4%) of the stock of, or equity interest in, any corporation, limited partnership or other entity, without the Corporation's prior written consent (i) carry on or engage in any Competitive Operation; (ii) give advice to, or otherwise act on behalf of, a Competitive Operation; (iii) lend or allow his name or reputation to be used in or by a Competitive Operation; or (iv) carry on in any other manner a Competitive Operation. This covenant shall extend to each county in any state in the United States in which the business of the Company has ben carried on, as well as to those other areas of the world where the Company's business has been conducted. For purposes of this Agreement, "Competitive Operation" means any enterprise that engages in substantial and direct competition with any business operation currently conducted by the Corporation or any of its subsidiaries.

         SECTION 10. SUCCESSOR; BINDING AGREEMENT. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation, spin-off or otherwise) to all or a significant part of the business or assets of the Corporation, by agreement in form and substance reasonably satisfactory to Consultant, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the





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Corporation would be required to perform it if no such succession had taken place. As used herein, "Corporation" shall mean KRUG International Corp. and any successor to its business and/or its assets as aforesaid which executes and delivers the agreement provided for in this Section 10 or which otherwise becomes bound by the terms and provisions of this Agreement by operation of law.

         SECTION 11. NO SET-OFF. The obligations of the Corporation under this Agreement shall be absolute and unconditional. No set-off, counterclaim or defense of any kind which the Corporation has or may have against Consultant shall be available to discharge, reduce or otherwise limit the Corporation's obligations to make payments in accordance with the terms of this Agreement.

         SECTION 12. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addressed as follows:

         Corporation:
                          KRUG International Corp.
                          Attention: Chief Executive Officer
                          6 North Main St. Suite 500
                          Dayton, OH 45402-1900

         Consultant:

                          Maurice F. Krug
                          575 Sanctuary Drive, Unit A501
                          Longboat Key, FL 34228

Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth above.





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         SECTION 13.  ENTIRE AGREEMENT.  This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

         SECTION 14. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

         SECTION 15. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed and enforced as so limited.

         SECTION 16. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a wavier or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

         SECTION 17. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Ohio.

         IN WITNESS WHEREOF, the undersigned have set their hands hereto on the date first set forth above.

                                              _________________________________
                                              MAURICE F. KRUG

                                              KRUG INTERNATIONAL CORP.

                                              By: _____________________________





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                                    GUARANTY
                                    --------

As an inducement to Mr. Krug to sell his shares of the Corporation to the undersigned, terminate the Founder's Agreement and enter into the Consulting Agreement, the undersigned hereby agrees as follows:

         1. GUARANTY. The undersigned hereby guarantees absolutely and unconditionally prompt payment when due of all obligations of the Corporation to Mr. Krug under the Consulting Agreement. In the event of default in the payment of any such obligations, Guarantor shall pay such obligations within thirty (30) days of written notice of the Corporation's default. In the event that Guarantor fails to pay such obligations, Mr. Krug shall be entitled to recover all costs and expenses which may be incurred by Mr. Krug in any collection efforts against the Corporation or Guarantor, including reasonable attorneys' fees.

         2. MODIFICATIONS, ETC. None of the Corporation's obligations under the Consulting Agreement may be modified or supplemented in any manner that would increase or improve the benefits to Mr. Krug thereunder without the consent of Guarantor; no other modification or supplement, nor any compromises, waivers, exchanges or surrenders granted the Corporation by Mr. Krug that do not increase or improve the benefits to Mr. Krug shall release, affect or impair Guarantor's liability under this Guaranty. No invalidity of the Consulting Agreement or any of the Corporation's obligations thereunder shall affect or impair Guarantor's liability under this Guaranty.

         3. ABSOLUTE LIABILITY. The liability of the Guarantor hereunder is absolute and unconditional, and shall not be affected by reason of any failure to retain or to preserve rights in any property or against any person or persons. Guarantor hereby waives any rights





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to require any such prior enforcement, and agrees that any delay in enforcement or failure to enforce any such rights shall in no way affect the liability of Guarantor, even if such rights are thereby lost.

         4. BINDING EFFECT. This Guaranty shall be binding upon Guarantor, its successors and assigns and shall inure to the benefit of Mr. Krug, his heirs, successors and assigns.

         5. ENTIRE AGREEMENT. This Guaranty contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Guaranty supersedes any prior written or oral agreements between the parties.

         6. AMENDMENT. This Guaranty may be modified or amended if the amendment is made in writing and is signed by both parties.

         7. SEVERABILITY. If any provision of this Guaranty shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Guaranty is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed and enforced as so limited.

         8. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Guaranty shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Guaranty.

         9. NOTICES. All notices required or permitted under this Guaranty shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addressed as follows:





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Guarantor:

                 Ronald J. Vannuki
                 Fifteenth Floor
                 100 Wilshire Boulevard
                 Santa Monica, California 90401

Mr. Krug:

                 Maurice F. Krug
                 575 Sanctuary Drive, Unit A501
                 Longboat Key, FL 34228

        Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth above.

         10. APPLICABLE LAW. This Guaranty shall be governed by the laws of the State of Ohio.

         11. CAPTIONS. The captions contained in this Guaranty are for convenience or reference only and shall not affect the meaning or interpretation of this Guaranty.

                                        Fortuna Acquisition Partners, L.P.

                                        By: Fortuna Acquisition Corp.,
                                                  a general partner


                                        By:_____________________________________
                                            Charles Linn Haslam
                                            President





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